                                                                 Exhibit b-2



                             PRESENTATION TO THE:


                 SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS


                        AMERICAN FINANCIAL CORPORATION

                        [LIBRA INVESTMENTS, INC. LOGO]


                               OCTOBER 2, 1997

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------
                                                                          Tab
                                                                          ---

Overview of Transaction...................................................1

Terms of New Series J Preferred Stock.....................................2

Terms of Series F and Series G Preferred Stock............................3

Current & Pro Forma Corporate Structure of American Financial Group.......4

Pro Forma Financial Information for AFG and AFC...........................5

Recent Trading Prices of Series F and Series G............................6

Comparable Security Analysis..............................................7

Comparable Tender Offer Analysis..........................................8

Discounted Cash Flow Analysis.............................................9

Range of Values for Series F Preferred....................................10

Exhibits:
--------
Recent AFG Capital Transactions...........................................A

Historical Yield of 30 Year Treasury Index................................B



--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                            PAGE 2

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------

THESE MATERIALS ARE BASED SOLELY ON INFORMATION RECEIVED FROM PUBLICLY AVAILABLE DOCUMENTS AND CERTAIN OTHER INFORMATION PROVIDED BY THE MANAGEMENT OF AMERICAN FINANCIAL CORPORATION (THE "COMPANY"). LIBRA INVESTMENTS, INC. ("LIBRA") HAS HAD DISCUSSIONS WITH CERTAIN SENIOR OFFICERS OF THE COMPANY AND AMERICAN FINANCIAL GROUP, INC. ("AFG"), BUT HAS NOT ATTEMPTED INDEPENDENTLY TO INVESTIGATE OR VERIFY SUCH INFORMATION, AND LIBRA DOES NOT ASSUME RESPONSIBILITY FOR THE ACCURACY OR THE COMPLETENESS OF SUCH INFORMATION. WITH RESPECT TO THE PRO FORMA INFORMATION INCLUDED IN THE MATERIALS, LIBRA HAS RELIED ON INFORMATION FROM THE MANAGEMENT OF THE COMPANY AND AFG. PRO FORMA INFORMATION INVOLVES ELEMENTS OF SUBJECTIVE JUDGMENT AND ANALYSIS, AND THERE CAN BE NO ASSURANCE THAT SUCH PRO FORMA INFORMATION WILL PROVE ACCURATE. LIBRA EXPRESSES NO OPINION AS TO, AND ASSUMES NO RESPONSIBILITY FOR, THE ACCURACY OF SUCH PRO FORMA INFORMATION OR THE ASSUMPTIONS UNDERLYING IT. THESE MATERIALS ARE BEING FURNISHED AND SHOULD BE CONSIDERED ONLY IN CONNECTION WITH THE OPINION BEING PROVIDED BY LIBRA, AND ARE NOT TO BE CIRCULATED TO, OR USED OR RELIED UPON BY, ANY OTHER PERSONS, WITHOUT LIBRA'S PRIOR WRITTEN CONSENT.


--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                            PAGE 3

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
OVERVIEW OF THE TRANSACTION

- American Financial Group ("AFG") has proposed a restructuring in order to reduce expenses and rationalize its corporate structure.

- As part of this restructuring American Financial Corporation ("AFC") has proposed a merger and related offer (the "Transaction") for its outstanding Series F and Series G Preferred Stock: Holders of Series F and Series G would receive a combination of cash and preferred stock -- the offer requires that $70 million of new Series J Preferred Stock (having a 21% voting interest in AFC) be issued in the transaction.

      * Series F Preferred Stockholders will receive consideration in either cashor liquidation preference of the new Series J Preferred Stock or some pro rata combination thereof as determined by a formula (the "Series F Consideration"). The Series F Consideration will be determined as follows: the price offered per share at closing will be the greater of (i) $23.75 or (ii) the price per share which provides a current yield of 140 basis points over the 30 year treasury yield the day prior to closing, plus accrued and unpaid dividends from June 3, 1997 to the date of closing. This formula yields a price today for the Series F Preferred of $24.15 per share which equals to $23.40 on a strip price basis. If the Transaction does not close by 11/1/97, the dividend on the Series F Preferred will begin to accrue from 11/1/97. Accrued dividends on the Series J Preferred will begin to accrue on 11/1/97 at an annualized rate of 8.0%. Current yield based on the above strip price is equal to 7.69% or 140 basis points over the 30 year treasury yield.

      * Series G Preferred Stockholders will receive $10.50 in cash (plus accrued dividends) and/or $10.50 (.4375 of a Series J share) in liquidation preference on new Series J Preferred Stock, or some pro rata combination thereof.

- This Transaction is subject to a vote by 2/3 of the holders of both Series F and Series G Preferred Stock.

- The precise allocation of the new Series J Preferred Stock will be governed by the election of the Series F and Series G Preferred Shareholders

- Series F and Series G Preferred Shareholders will have dissenters' rights pursuant to Ohio Law.

--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                            PAGE 4

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
TRANSACTION SPECIFICS


EXISTING OFFER(a)                                                CASH         NEW PREFERRED

Series F Preferred 11.9MM Shares @ $ 24.15  $ 287,385,000    $ 222,151,769    $ 65,233,231
Series G Preferred  2 MM Shares  @ $ 10.50  $  21,000,000    $  16,233,231    $  4,766,769
                                 -----------------------------------------------------------
                      TOTAL  CONSIDERATION  $ 308,385,000    $ 238,385,000    $ 70,000,000
                  % OF TOTAL CONSIDERATION  $     100.00%         77.30%         22.70%



          (a) Assumes offer of Series J Preferred is fully subscribed by both the Series F and G holders.


--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                            PAGE 5

AMERICAN FINANCIAL CORPORATION
-------------------------------------------------------------------------------
ROLE OF THE SPECIAL COMMITTEE

- The Board of Directors of AFC has formed a Special Committee in order to evaluate and negotiate the Transaction on behalf of stockholders of AFC's Series F and Series G Preferred Stock.

- Ultimately the Special Committee is charged with making a recommendation relative to the Transaction to AFC's Preferred Stockholders.

- Libra Investments, Inc. has been retained as financial advisor by the Special Committee to opine on the fairness of the Transaction Consideration.






--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                            PAGE 6

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
ROLE OF LIBRA INVESTMENTS, INC.


Libra Investments has analyzed the following factors as they relate to the fairness of the Transaction Consideration.

-     The terms and structure of the Reorganization and the Transaction

- The affect of the Reorganization and the Transaction on the earnings, financial strength and tax position of AFG and AFC

-     The potential for a credit rating upgrade for AFG and its affiliates

- The recent trading prices and yields of the Series F and Series G Preferred Stock

- The recent trading prices and yields of AFC's and its affiliate's other securities and comparable securities in general

- General market conditions including prevailing yields in the market relative to historical levels

-     Tender offers and other transactions involving non-call securities

-     The illiquidity of the Series F and Series G Preferred Stock

- The potential illiquidity of the new issue of Preferred Stock and issues pertaining to registration under the Securities Act of 1934 as well as exchange listing

- The potential trading price of the new Series J Preferred Stock subsequent to the merger

- Proposed terms of the Series J Preferred Stock including but not limited to liquidation preference, dividend yield, call protection, and voting rights

- Dissenters' rights under Ohio law for both the Series F and Series G Preferred Shareholders

- Particular features of each Series such as call protection, maturity dates and the tax treatment of dividends and the valuation of such features; and

-     The fact that the RASP is the owner of a majority of each issue

--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                            PAGE 7

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
TERMS OF THE NEW SERIES J PREFERRED STOCK


LIQUIDATION PREFERENCE:      To be determined

NUMBER OF SHARES:            To be determined ($70 million liquidation
                             preference in aggregate)

DIVIDEND RATE:               8% annual rate,  payable  semi-annually  and
                             accruing from 11/1/97; (represents a spread of 200 basis points over the ten year treasury)

VOTING POWER:                In aggregate 21% of the voting power of AFC

REGISTRATION/LISTING:        The new Series J will be an exempt security
                             pursuant to the Securities Act of 1933, and thus freely transferable. Registration under the
                             Securities Act of 1934 will be undertaken and the Series J will be listed on the Pacific Stock
                             Exchange.

REDEMPTION:                  No mandatory redemption. Redeemable (in whole or in
                             part) at the option of AFC at the following redemption prices: at the end of 8 years at 103.0% of liquidation preference, at the end of 9 years at 101.5% and at the end of 10 years at 100.0%.

OTHER: The transaction requires that $70 million liquidation preference is issued - if it is oversubscribed then shares will be issued pro-rata. It is a condition of the merger that AFC arrange, either through the election of its Preferred Shareholders or through a standby underwriting, for the Series J Preferred to be fully subscribed.

ASSUMED TRADING RANGE:       It is assumed that the Series J Preferred Stock
                             will trade in a range at or near its liquidation preference as prevailing yields for comparable securities range from 7.50% to 8.50%.

--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 8

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
TERMS OF THE SERIES F PREFERRED STOCK

LIQUIDATION PREFERENCE:       $20.00 per share

CURRENT MARKET BID PRICE:     $21.50 per share (on a strip price basis)

NUMBER OF SHARES:             11,900,725 ($238 million liquidation preference
                              in aggregate)

DIVIDEND RATE:                $1.80 per share; 8.4% current yield

PAYMENT DATES:                June 3rd and December 3rd

RECORD DATES:                 May 15th and November 15th

VOTING POWER:                 Together with Series G, approximately 21% of the
                              voting power of AFC

REDEMPTION:                   The Series F Stock is non-redeemable

OTHER:                        63% of the shares are held by the RASP















--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                          PAGE 9

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
TERMS OF THE NEW SERIES G PREFERRED STOCK




LIQUIDATION PREFERENCE:      $10.50 per share

NUMBER OF SHARES:            1,964,158 ($20.6 million liquidation preference in
                             aggregate)

DIVIDEND RATE:               $1.05 per share; 10.0% current yield

PAYMENT DATES:               March 3rd and September 3rd

RECORD DATES:                February 15th and August 15th

VOTING POWER:                Together with Series F, approximately 21% of the
                             voting power of AFC

REDEMPTION:                  In whole or in part, at anytime or from time to
                             time, at $10.50 per share plus any accrued or declared but unpaid dividends.

OTHER:                       80% of the shares are held by the RASP



--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 10

AMERICAN FINANCIAL CORPORATION
-------------------------------------------------------------------------------
AFG CORPORATE ORGANIZATIONAL CHART AS OF OCTOBER 2, 1997




                                                ----------------------------------
                                                  American Financial Group, Inc.
                                                         Ticker:  AFGNYSE
                                                        Stock Price: $45,875
                                                   Shares Outstanding: 58.93(a)
                                                     Market Cap: $2.7 Billion
                                                ----------------------------------

---------------------------------                                             100%
American Premier Underwriters, Inc.             ----------------------------------
--------------------------------                  American Financial Corporation
                                                  $163MM of Preferred Stock
                                                  (259MM Liquidation preference)
                                                ----------------------------------

                                                                              100%
                                                ----------------------------------
                                                Great American Holding Corporation
                                                ----------------------------------


                   100%                                                       100%
     -------------------                        ----------------------------------
     Subsidiaries of                            Great American Insurance Corporation
     American Premier                           ----------------------------------
     Underwriters, Inc.
     -------------------                                                       70%
                                                ----------------------------------                    -----------------------------
                      6%                        American Annuity Group, Inc.                            American Financial
                                                Ticker: AAGNYSE                                         Enterprises, Inc.
     ------------------------                   Stock Price: $71.625                                    Ticker: AFE/PAC-CHIC
     Chiquita Brands                            Shares Outstanding: 43.2MM                              Stock Price: $42.00
     International, Inc.                        Market Cap: $934 Million                                Shares Outstanding: 13.6MM
     Ticker: CQB/NYSE                           -----------------------------------                     Market Cap: $571 Million
     Stock Price: $16.00                                                                              -----------------------------
     Shares Outstanding: 56.3MM                                               100%
     Market Cap: $901 Million                  -------------------------------------
     ------------------------                  Great American Life Insurance Company
                                               -------------------------------------


                    (a) Excludes 8.7 million shares owned by AFC and 10.0 million shares owned by AFE.









--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 11

AMERICAN FINANCIAL CORPORATION
-------------------------------------------------------------------------------
AMERICAN FINANCIAL GROUP CORPORATE ORGANIZATIONAL CHART
                         PRO FORMA FOR THE TRANSACTION



                                                ----------------------------------
                                                |          AFG HOLDINGS          |
                                                ----------------------------------

                                                                              100%
                                                ----------------------------------
                               19%              | American Financial Group, Inc. |
                                                ----------------------------------

                                                                              100%
 ------------------------------------  01%      ----------------------------------
|American Premier Underwriters, Inc.|           | American Financial Corporation |
 ------------------------------------           | $70MM Preferred Stock          |
                                                ----------------------------------

                   100%                                                       100%
     -------------------                        ----------------------------------
    |Subsidiaries of   |                       |Great American Holding Corporation|
    |American Premier  |                        ----------------------------------                     17%
    |Underwriters, Inc.|
     -------------------                                                      100%               5%
                                                ----------------------------------                    ----------------------
                                                |Great American Insurance Company|           78%      |  American Financial |
                     6%                         ----------------------------------                    |  Enterprises, Inc.  |
                                                                                                       ----------------------
                         1%                    1%                             70%         10%
                                               ------------------------------------
                             31%               |   American Annuity Group, Inc.   |
                                               ------------------------------------

                                                                              100%
  ---------------------      5%                -------------------------------------
 |Chiquita Brands     |                       |Great American Life Insurance Company|
 |International, Inc. |                        -------------------------------------
  ---------------------











--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 12

AMERICAN FINANCIAL CORPORATION
-------------------------------------------------------------------------------
AFG PRO FORMA CONSOLIDATED BALANCE SHEET

                                                         ----------------------------------------
                                                                 Pro forma Adjustments
                                                         ----------------------------------------                Pro Forma
                                           Historical           A FEI Merger             AFC             -------------------------
                                            6/30/97      All Stock      50% Cash         Merger            All Stock     50% Cash
                                           ---------     ---------      --------        ---------          ---------     --------
ASSETS
  Cash and investments                     $11,993.8     $    7.1 (a)   $  (44.1) (d)    $(235.8)(f)      $11,765.1     $11,713.9
  Recoverables from reinsurance and
    prepaid reinsurance premiums               951.5         --             --                --              951.5         951.5
  Agents Balances and Premiums
    Receivable                                 676.7         --             --                --              676.7         676.7
  Other Assets                               1,736.1         --             --                --            1,736.1       1,736.1
                                           ---------     --------        -------         -------          ---------     ---------
        TOTAL ASSETS                       $15,358.1     $    7.1        $ (44.1)        $(235.8)         $15,129.4     $15,078.2
                                           =========     ========        =======        ========          =========     =========

LIABILITIES AND CAPITAL
  Unpaid Losses and Loss Adjacent Expense    4,086.0         --             --                --            4,086.0       4.086.0
  Unearned Premiums                          1,336.8         --             --                --            1,336.8       1,336.8
  Annuity Benefits Accumulated               5,269.5         --             --                --            5,469.5       5,469.5
  Life, Accident, and Health Benefit
    Reserve                                    589.5         --             --                --              589.5         589.5
  Long-term Debt                               470.1         --             --                --              470.1         470.1
  Other Liabilities                          1,131.2         --             --                --            1,131.2       1,131.2
                                           ---------     --------        -------        --------          ---------     ---------
         TOTAL LIABILITIES                 $13,083.1     $   --          $  --           $    --          $13,083.1     $13,083.1

  Minority Interest                        $   656.1     $  (70.7)(b)     $(70.7)(b)    $  (92.4)(g)      $   493.0     $   493.0
  Common Stock and Capital Surplus             779.8         77.8 (c)       26.6 (e)      (143.4)(f)          714.2         663.0
  Retained Earnings                            600.5          --            --                --              600.5         600.5
  Net unrealized gains on Marketable
    Securities
    (Net of Deferred Income Taxes)             238.6          --            --                --              238.6         238.6
                                           ---------     --------        -------        --------          ---------     ---------
            TOTAL SHAREHOLDERS' EQUITY     $ 1,618.9     $   77.8        $  26.6        $ (143.4)         $ 1,553.3     $ 1,502.1
                                           ---------     --------        -------        --------          ---------     ---------
    TOTAL LIABILITIES AND SHAREHOLDERS'
      EQUITY                               $15,358.1     $    7.1        $ (44.1)       $ (235.8)         $15,129.4     $15,078.2
                                           =========     ========        =======        ========          =========     =========



























--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 13

AMERICAN FINANCIAL CORPORATION
-------------------------------------------------------------------------------
AFG PRO FORMA CONSOLIDATED INCOME STATEMENT

                                                          -----------------------------------------
                                                                   Pro forma Adjustments
                                                          -----------------------------------------                Pro Forma
                                           Historical           A FEI Merger              AFC              ------------------------
                                            12/31/96      All Stock      50% Cash         Merger            All Stock     50% Cash
                                           ---------      --------       --------         ---------         ---------     ---------
REVENUE
  Insurance Preimiums                      $ 2,948.1     $   --         $   --          $     --          $ 2,948.1     $ 2,948.2
  Investment Income                            946.4         --             --                --              946.4         946.4
  Other Income                                 320.9         --             --                --              320.9         320.9
                                           ---------     --------        -------         ---------         ---------     ---------
        TOTAL REVENUE                      $ 4,115.4     $   --          $  --           $    --           $ 4,115.4     $ 4,115.4
                                           =========     ========        ========        =========         =========     =========

COST AND EXPENSES
  Property and Casualty Insurance:
    Losses and Loss Adjustment Expense       2,131 4         --             --                --             2,131.4       2,131.4
    Commissions and Other Underwriting
     Expense                                   793.8         --             --                --               793.8         793.8
    Annuity, Life, & Health Benefit            364.1         --             --                --               364.1         364.1
    Interest Change on Borrowed Money           76.1        (0.7)(h)       2.9(h)             16.5(h)           91.9          95.5
    Minority Interest                           47.8        (8.3)(i)      (8.3)(i)          (17.8)(k)           21.7          21.7
    Other Operating and General Expenses       348.9         --             --                --               348.9         348.9
                                           ---------     --------        --------        ---------         ---------     ---------
         TOTAL COSTS AND EXPENSES          $ 3,762.1     $   (9.0)       $  (5.4)        $   (1.3)         $ 3,751.8     $ 3,755.4
                                           ---------     --------        --------        ---------         ---------     ---------
                                EBT        $   353.3     $   9.0         $   5.4         $    1.3          $   363.6     $   360.0
  Provision for Income Taxes                    91.3         0.2 (i)        (1.0)(j)         (5.8)(j)           85.7          84.5
                                           ---------     --------        --------        ---------         ---------     ---------
                  NET INCOME                   262.0         8.8             6.4              7.1              277.9         275.5
                                           =========     ========        ========        =========         =========     =========
      Average Number of Shares Outstanding $    60.8     $    2.8        $    6.4        $    7.1          $   277.9     $   275.5
                    EARNINGS PER SHARE          4.31                                                            4.37          4.43































--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 14

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
AFG PRO FORMA CONSOLIDATED INCOME STATEMENT - 6 MONTHS ENDED 6/309/97

                                                                -----------------------------------
                                                                       Pro Forma Adjustments
                                                                -----------------------------------
                                                                                                             Pro Forma
                                                   HISTORICAL           AFEI Merger         AFC       ----------------------
                                                     6/30/97    All Stock     50% Cash     Merger     All Stock     50% Cash
                                                   ---------    ---------     ---------   ---------   ---------    ---------
REVENUE
  Insurance Premiums                               $ 1,414.8    $    --       $    --     $    --     $ 1,414.8    $ 1,414.8
  Investment Income                                    427.5         --            --          --         427.5        427.5
  Other Income                                          91.1         --            --          --          91.1         91.1
                                                   ---------    ---------     ---------   ---------   ---------    ---------
                      TOTAL REVENUE                $ 1,933.4    $    --       $    --     $    --     $ 1,933.4    $ 1,933.4
COST AND EXPENSES
  Property and Casualty Insurance:

     Losses & Loss Adjustment Expense                  964.5        964.5          --          --          --          964.5

     Commissions and Other Underwriting Expense        377.6        377.6          --          --          --          377.6

     Annuity, Life, & Health Benefits                  189.4        189.4          --          --          --          189.4

     Interest Charge on Borrowed Money                  27.6         (0.3)(h)       1.5(h)      8.3(h)     35.6         37.4

     Minority Interest                                  30.1         (0.6)(i)   (0.6)(i     (8.9)(k        20.6         20.6

     Other Operating and General Expenses              147.2        147.2          --          --          --          147.2
                                                   ---------    ---------     ---------   ---------   ---------    ---------
                      TOTAL COSTS AND EXPENSES     $ 1,736.4    $    (0.9)    $     0.9   $    (0.6)  $ 1,734.9    $ 1,736.7
                                                   ---------    ---------     ---------   ---------   ---------    ---------
                                           EBT     $   197.0    $     0.9     $    (0.9)  $     0.6   $   198.5    $   196.7

  Provision for Income Taxes                            72.6          0.1(j)    (0.3)(j     (2.9)(j        69.8         69.4
                                                   ---------    ---------     ---------   ---------   ---------    ---------
                                    NET INCOME         124.4        128.7           0.8        (0.6)        3.5        127.3
                                                   =========    =========     =========   =========   =========    =========
  Average Number of Shares Outstanding                  60.2          2.8           1.4        --          63.0         61.6
                            Earnings per Share     $    2.07                                          $    2.04    $    2.07












--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 15

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
AFG PRO FORMA NOTES TO FINANCIAL STATEMENTS


(a) Assumes $7.1 million in cash is received from the exercise of options for 337,500 shares of AFEI common stock at an average price of $20.97 per share.
(b)   Elimination of the interests of minority shareholders in AFEI.
(c) Reflects the issuance of 2,766,107 shares of AFG Common Stock in exchange for a like number of AFEI shares.
(d) Assumes $7.1 million in cash is received from the exercise of options as discussed in note (a) and $51.2 million ($37.00 per share) in cash is paid for 50% of the 2,766,107 AFEI shares.
(e) Represents the issuance of 1,383,054 shares of AFG Common Stock in exchange for a like number of AFEI shares less the excess ($12.3 million) of cash paid over the book value of minority shares acquired for cash.
(f) Represents exchange of AFC Series F and Series G preferred stock for cash and issuance of AFC Series J preferred stock as follows:


       11,900,725 shares of AFC Series F preferred at $24.00 per share      $285.6
       1,964,158 shares of AFC Series G preferred at $10.50 per share         20.6
       Less shares exchanged for AFC series J preferred                      (70.4)
                                                                            ------
       Total cash assumed used to retire AFC preferred                       235.8
       AFC Series J assumed issued in exchange for AFC preferred              70.4
                                                                            ------
                                                                             306.2
       Carrying value of AFC Series F and G preferred stock                  162.8
                                                                            ------
       Charge to capital surplus                                            $143.4
                                                                            ------

(g) Represents excess of carrying value of AFC Series F and Series G preferred stock assumed retired ($162.8 million) over the estimated fair value of AFC Series J preferred stock assumed issued ($70.4 million).
(h) Assumes funds used to retire AFEI common and AFC preferred, net of cash received from the exercise of AFEI stock options, had been borrowed at a rate of 7%.
(i) Represents elimination of AFG's minority interest in AFEI's historical earnings.
(j) Represents the statutory federal tax rate of 35% applied to the adjustments to pretax earnings excluding interest.
(k) Represents the net reduction in AFC's preferred dividend requirement from the assumed retirement of the AFC Series F and Series G preferred and issuance of the Series J preferred.


--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 16

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
AFC PRO FORMA CONSOLIDATED BALANCE SHEET


                                                          HISTORICAL    ------------
ASSETS                                                      6/30/97      ADJUSTMENTS      PRO FORMA
                                                        --------------  ------------    --------------
   Cash and Investments                                    $ 11,988.1   $  (235.8)(a)    $  11,752.3
   Recoverables from reinsurance and
         prepaid reinsurance premiums                           951.5            -             951.5
   Agents Balances and Premiums Receivable                      676.7            -             676.7
   Other Assets                                               1,731.9            -           1,731.9
                                                        ============== ============    ==============
                                           TOTAL ASSETS    $ 15,348.2   $  (235.8)       $  15,112.4
                                                        ============== ============    ==============

LIABILITIES AND CAPITAL
   Unpaid Losses and Loss Adjustement Expense                 4,086.0            -           4,086.0
   Unearned Premiums                                          1,336.8            -           1,336.8
   Annuity Benefits Accumulated                               5,469.5            -           5,469.5
   Life, Accident, and Health Benefit Reserve                   589.5            -             589.5
   Payable to AFG                                               351.8            -             351.8
   Long-term Debt                                               470.1            -             470.1
   Other Liabilities                                          1,122.8            -           1,122.8
                                                        -------------- ------------    --------------
                                     TOTAL LIABILITITES    $ 13,426.5   $        -       $  13,426.5


   Minority Interest                                       $    476.4            -             476.4
   Preferred Stock                                              162.8   $   (92.4)(b)           70.4
   Common Stock and Capital Surplus                             937.6       (31.2)(a)          906.4
   Retained Earnings                                            112.2      (112.2)(a)             -
   Net unrealized gains on Marketable Securities
         (Net of Deferred Income Taxes)                         232.7            -             232.7
                                                        -------------- ------------    --------------
                             TOTAL SHAREHOLDERS' EQUITY    $  1,445.3   $  (235.8)      $    1,209.5

                                                        ============== ============    ==============
             TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $ 15,348.2   $  (235.8)      $   15,112.4
                                                        ================ ============    ==============

--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 17

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
AFC PRO FORMA CONSOLIDATED INCOME STATEMENT



                                                                      HISTORICAL  ----------------
REVENUE                                                               12/31/96     ADJUSTMENTS        PRO FORMA
                                                                     -----------   -----------        ----------
             Insurance Premiums                                        $2,948.1        $    -         $  2,948.1
             Investment Income                                            845.3             -              845.3
             Other Income                                                 320.4             -              320.4
                                                                       ---------       ------         ----------
                                                      TOTAL REVENUE    $4,113.8        $    -         $  4,113.8
COST AND EXPENSES
             Property and Casualty Insurance:
                Losses & Loss Adjustment Expense                        2,131.4             -            2,131.4
                Commissions and Other Underwriting Expense                793.8             -              793.8
                Annuity, Life, & Health Benefits                          364.1             -              364.1
                Interest Charge on Borrowed Money                          86.1          16.5 (d)          102.6
                Other Operating and General Expenses                      400.4             -              400.4
                                                                       ---------       ------         ----------
                                           TOTAL COSTS AND EXPENSES    $3,775.8        $ 16.5           $3,792.3
                                                                       ---------       ------         ----------
                                                                EBT    $  338.0         (16.5)          $  321.5
             Provision for Income Taxes                                    89.7          (5.8)(e)           83.9
                                                                       ---------       ------         ----------
                                EARNINGS BEFORE EXTRAORDINARY ITEMS       248.3         (10.7)             237.6

             Preferred Dividend Requirement                            $   24.9         (17.8)(f)            7.1
                     EARNINGS BEFORE EXTRAORDINARY ITEMS APPLICABLE    ========        ======         ==========
                                           TO THE COMMON SHAREHOLDER   $  223.4        $  7.1              230.5
                                                                       ========        ======         ==========

--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 18

AMERICAN FINANCIAL CORPORATION
-------------------------------------------------------------------------------
AFC PRO FORMA CONSOLIDATED INCOME STATEMENT - 6 MONTHS ENDED 6/30/97


                                          Historical
                                           6/30/97     Adjustments     Pro Forma
                                           -------      --------        -------
REVENUE
  Insurance Premiums                      $1,414.8      $    --        $1,414.8
  Investment Income                          427.3           --           427.3
  Other Income                                91.1           --            91.1
                                           -------      --------        -------
                    TOTAL REVENUE         $1,933.2      $    --        $1,933.2

COST AND EXPENSES
  Property and Casualty Insurance:
    Losses and Loss Adjustment Expense       964.5           --           964.5
    Commissions and Other Underwriting
      Expense                                377.6           --           377.6
    Annuity, Life, & Health Benefits         189.4           --           189.4
    Interest Charge on Borrowed Money         46.1           8.3 (d)       54.4
    Other Operating and General Expenses     163.9           --           163.9
                                           -------      --------        -------
               TOTAL COSTS AND EXPENSES   $1,741.5      $    8.3       $1,749.8
                                           -------      --------        -------
                                   EBT    $  191.7          (8.3)      $  183.4

    Provision for Income Taxes                69.0          (2.9)(e)       66.1
                                           -------      --------        -------
      EARNINGS BEFORE EXTRAORDINARY ITEMS    122.7          (5.4)         117.3
    Preferred Dividend Requirement            11.7          (8.9)(f)        2.8
                                           -------      --------        -------
    EARNINGS BEFORE EXTRAORDINARY ITEMS
      APPLICABLE TO THE COMMON SHAREHOLDER  $111.0      $    3.5        $ 114.5
                                            ======      ========        =======



















--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 19

AMERICAN FINANCIAL CORPORATION
-------------------------------------------------------------------------------
AFC PRO FORMA NOTES TO FINANCIAL STATEMENTS

(a) Represents exchange of AFC Series F and Series G preferred stock for cash and issuance of AFC Series J preferred stock as follows:

        11,900,725 shares of AFC Series F preferred at $24.00 per share    $285.6
        1,964,158 shares of AFC Series G preferred at $10.50 per share       20.6
        Less shares exchanged for AFC series J preferred                    (70.4)
                                                                           ------
        Total cash assumed used to retire AFC preferred                     235.8
        AFC Series J assumed issued in exchange for AFC preferred            70.4
                                                                           ------
                                                                            306.2
        Carrying value of AFC Series F and G preferred stock                162.8
                                                                           ------
        Charge to capital surplus and retained earnings                    $142.4


(b) Represents excess of carrying value of AFC Series F and Series G preferred stock assumed retired ($162.8 million) over the estimated fair value of AFC Series J preferred stock assumed issued ($70.4 million)

(c)     There were 45 million shares of AFC common Stock outstanding at June
        30, 1997, all of which were owned by AFG. As a result of the Merger, these shares will be converted into 11,041,000 shares of AFC Common
        Stock. The conversion of shares will have no effect on the amounts stated in AFC's balance sheet.

(d) Assumes funds used to retire AFEI common and AFC preferred, net of cash received from the exercise of AFEI stock options, had been borrowed at a rate of 7%.

(e) Represents the statutory federal tax rate of 35% applied to the adjustments to pretax earnings excluding interest.

(f) Represents the net reduction in AFC's preferred dividend requirement from the assumed retirement of AFC Series F and Series G preferred and issuance of the Series J preferred in this transaction.















--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 20

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
5 YEAR TRADING PRICES FOR SERIES F PREFERRED (INCLUDES ACCRUED DIVIDENDS)





COMPOSITE/MID             ---------------------------------------------------------------------------------------------------  24
--------------
Last 22.06     on 09/26/97---------------------------------------------------------------------------------------------------- 22
High 23        on 04/04/97
Ave  18.16     (Close)    ---------------------------------------------------------------------------------------------------- 20
Low  13.13     on 06/04/93
------------------------------------------------------------------------------------------------------------------------------ 18

------------------------------------------------------------------------------------------------------------------------------ 16

------------------------------------------------------------------------------------------------------------------------------ 14

-------------------------------------------------------------------------------------------------------------------------------12
22Jan93   21May   24Sep   21Jan94   20May   23SEP   20JAN95   19MAY   22SEP  19JAN96  24MAY  20SEP  24JAN97  23MAY  19SEP
























--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 21

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
RECENT TRADING PRICES OF THE SERIES F PREFERRED


                         AMERICAN FINANCIAL CORPORATION

                            1997 WEEKLY STRIP PRICES
                                 $1.80 SERIES F




  DATE
  ----

 3 - Jan
17 - Jan
31 - Jan
14 - Feb
28 - Feb
14 - Mar
28 - Mar
11 - Apr                        Transaction Announced
25 - Apr
 9 - May
23 - May
 6 - Jun
20 - Jun
 4 - Jul
18 - Jul
 1 - Aug
15 - Aug
29 - Aug
12 - Sep
26 - Sep





--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 22

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
RECENT TRADING PRICES OF THE SERIES G PREFERRED



                         AMERICAN FINANCIAL CORPORATION

                                 41.05 SERIES G

  DATE

 3 - Jan
13 - Jan
17 - Jan
23 - Jan
31 - Jan
 7 - Feb
21 - Feb
24 - Feg
28 - Feb
 7 - Mar
14 - Mar
21 - Mar
28 - Mar
 8 - Apr
11 - Apr
15 - Apr
25 - Apr
 2 - May
 9 - May
16 - May
23 - May
28 - May
 6 - Jun
13 - Jun
20 - Jun
27 - Jun
 4 - Jul
11 - Jul
18 - Jul
25 - Jul
 1 - Aug
 8 - Aug
15 - Aug


--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 23



American Financial Corporation
---------------------------------------------------------------------------------------------------------------

Valuation Date :10/02/97
                                                                                             Actual/Implied
        Offer Date                 Issuer                  Ticker        Description             Rating
---------------------------------------------------------------------------------------------------------------
                                                                                            Moody's     S&P
                                                                                           --------------------
AFC Preferreds
    1    11/16/77     American Financial Corporation        AFG      Series F $1.80 Pref      Ba1       BBB-
    2    Various      American Financial Corporation        AFG      Series G $1.05 Pref      Ba1       BBB-


Comparables :
 Split Rated Issues:
    1    10/17/96     American Fin Capital Trust I          AFG      TOPRS                    Ba1       BBB-
    2    11/4/96      AAG Capital Trust I                   AAG      TOPRS                    Ba1       BBB-
    3     3/2/97      AAG Capital Trust II                  AAG      TOPRS                    Ba1       BBB-
    4    5/10/95      Southern Union Financing I            SUG      TOPRS                    Ba1       BBB-
    5    11/10/95     Developers Diversified Realty         DDR      Cum. Red. Pfd Shs        Ba1       BBB-
    6     8/3/94      Loewen Group Capital LP               LWN      MIPS                     Ba3        BB
    7    11/14/96     Conseco Financing Trust               CNC      TOPRS                    Ba2       BBB-
    8    10/22/96     Capita Preferred Trust                TCC      TOPRS                    Ba2       BBB-
    9     3/1/96      Fremont General Financing I           FMT      TOPRS                    Ba2       BBB-
   10    2/22/96      Canadian General Capital, Ltd.       CANGEN    TOPRS                    Ba2       BBB-



 Investment Grade Issues
    1    1/29/97      Hawaiian Electric Ind Cap Tr I         HE      TOPRS                    Baa3      BBB-
    2    2/16/96      Avalon Properties                     AVN      Cum. Red. Pfd Shs        Baa3      BBB-
    3     5/8/96      Duquesne Capital, LP                  DQE      MIPS                     Baa3      BBB
    4    1/13/97      Enron Capital Trust II                ENE      TOPRS                    Baa3      BBB
    5    3/11/97      PWG Capital Trust II                  PWJ      TOPRS                    Baa2      BBB-



AFG Debt Securities (g)
    1    2/22/94      American Financial Corporation        AFG      Debentures               Baa3      BBB
    2     8/3/89      American Premier Underwriters         AFG      Subordinated Notes       Ba1       BBB-
    3    4/11/90      American Premier Underwriters         AFG      Subordinated Notes       Ba1       BBB-
    4    4/30/91      American Premier Underwriters         AFG      Subordinated Notes       Ba1       BBB-
    5    1/26/93      American Annuity Group                AAG      Senior Sub Notes         Ba1       BBB-




American Financial Corporation (continued)
---------------------------------------------------------------------------------------------------------------------------

      Valuation Date :10/02/97                                                Date Call
                                                               Amount         Protection      Maturity       Offer
        Offer Date                 Issuer                       O/S           Expires (a)       (b)          Price
---------------------------------------------------------------------------------------------------------------------------

AFC Preferreds
    1    11/16/77     American Financial Corporation         $ 238,000,000   Non-Callable        -         $   20.00
    2    Various      American Financial Corporation         $  21,000,000     Callable          -         $   10.50


Comparables :
      Split Rated Issues:
    1    10/17/96     American Fin Capital Trust I           $ 100,000,000     10/22/01       10/15/26     $   25.00
    2    11/4/96      AAG Capital Trust I                    $  75,000,000     11/7/01        10/15/26     $   25.00
    3     3/2/97      AAG Capital Trust II                   $  75,000,000      3/1/07        1/15/27      $1,000.00
    4    5/10/95      Southern Union Financing I             $ 100,000,000     5/17/00        5/17/25      $   25.00
    5    11/10/95     Developers Diversified Realty          $ 100,000,000     11/10/00          -         $   25.00
    6     8/3/94      Loewen Group Capital LP                $  75,000,000     8/31/04           -         $   25.00
    7    11/14/96     Conseco Financing Trust                $ 275,000,000     11/19/01       11/30/26     $   25.00
    8    10/22/96     Capita Preferred Trust                 $ 200,000,000     10/25/06          -         $   25.00
    9     3/1/96      Fremont General Financing I            $ 100,000,000     3/31/01        3/31/26      $   25.00
   10    2/22/96      Canadian General Capital, Ltd.         $ 100,000,000     3/31/01        3/31/26      $   25.00



      Investment Grade Issues
    1    1/29/97      Hawaiian Electric Ind Cap Tr I         $ 100,000,000      2/4/02           -         $   25.00
    2    2/16/96      Avalon Properties                      $ 111,375,000     2/15/01           -         $   25.00
    3     5/8/96      Duquesne Capital, LP                   $ 150,000,000     5/31/01        5/31/44      $   25.00
    4    1/13/97      Enron Capital Trust II                 $ 150,000,000     1/16/02           -         $   25.00
    5    3/11/97      PWG Capital Trust II                   $ 175,000,000     3/14/02         3/1/37      $   25.00



AFG Debt Securities (g)
    1    2/22/94      American Financial Corporation         $ 203,000,000     4/20/99        4/20/04      $  100.00
    2     8/3/89      American Premier Underwriters          $  91,700,000   Non-callable      8/1/99      $  100.00
    3    4/11/90      American Premier Underwriters          $  51,300,000   Non-callable     4/15/00      $   99.60
    4    4/30/91      American Premier Underwriters          $  16,800,000   Non-callable      5/1/11      $  100.00
    5    1/26/93      American Annuity Group                 $  79,303,000     2/1/98          2/1/03      $  100.00





American Financial Corporation (continued)
---------------------------------------------------------------------------------------------------------------------------

      Valuation Date :10/02/97                                                                                      Spread
                                                            Initial           Current          Current             To 30 Yr
        Offer Date                 Issuer                    Yield           Price (c)          Yield(Bps)(d)         (b)
---------------------------------------------------------------------------------------------------------------------------

AFC Preferreds
    1    11/16/77     American Financial Corporation          9.00%          $    23.40          7.690%             139.00
    2    Various      American Financial Corporation         10.00%          $    10.50         10.000%             370.00


Comparables :
      Split Rated Issues:
    1    10/17/96     American Fin Capital Trust I           9.13%           $    26.47          8.617%             231.69
    2    11/4/96      AAG Capital Trust I                    9.25%           $    26.47          8.737%             243.73
    3     3/2/97      AAG Capital Trust II                   8.88%           $ 1,080.00          8.218%             191.75
    4    5/10/95      Southern Union Financing I             9.48%           $    26.58          8.917%             261.68
    5    11/10/95     Developers Diversified Realty          9.50%           $    25.89          9.172%             287.20
    6     8/3/94      Loewen Group Capital LP                9.45%           $    27.08          8.843%             254.26
    7    11/14/96     Conseco Financing Trust                9.16%           $    26.52          8.636%             233.57
    8    10/22/96     Capita Preferred Trust                 9.06%           $    27.08          8.364%             206.38
    9     3/1/96      Fremont General Financing I            9.00%           $    26.14          8.606%             230.63
   10    2/22/96      Canadian General Capital, Ltd.         9.13%           $    25.83          8.816%             251.64
                                                           TRIMMED AVG (f)       NA              8.693%             239.25
                                                                   AVERAGE       NA              8.766%             246.61
                                                                    MEDIAN       NA              8.726%             242.61
      Investment Grade Issues
    1    1/29/97      Hawaiian Electric Ind Cap Tr I         8.36%           $    25.83          8.090%             179.00
    2    2/16/96      Avalon Properties                      9.00%           $    25.98          8.660%             236.01
    3     5/8/96      Duquesne Capital, LP                   8.38%           $    25.85          8.105%             180.50
    4    1/13/97      Enron Capital Trust II                 8.13%           $    25.65          7.920%             161.97
    5    3/11/97      PWG Capital Trust II                   8.08%           $    25.53          7.913%             161.26
                                                           TRIMMED AVG (f)       NA              8.137%             183.75
                                                                   AVERAGE       NA              8.137%             183.75
                                                                    MEDIAN       NA              8.090%             179.00
AFG Debt Securities (g)
    1    2/22/94      American Financial Corporation          9.75%           $   108.03         8.945%             264.50
    2     8/3/89      American Premier Underwriters           9.75%           $   106.75         9.133%             283.35
    3    4/11/90      American Premier Underwriters          10.63%           $   109.63         9.809%             350.89
    4    4/30/91      American Premier Underwriters          10.88%           $   127.63         9.692%             339.17
    5    1/26/93      American Annuity Group                 11.13%           $   104.75        10.620%             432.00



American Financial Corporation (continued)                                                      Comparable Preferred Stock Analysis
------------------------------------------------------------------------------------------------------------------------------------

      Valuation Date :10/02/97                                             Spread                  Spread                   Spread
                                                           Yield to      To 30 Yr     Yield to   To 10 Yr   Yield to       To Comp
        Offer Date                 Issuer                Maturity (b)    (Bps) (d)     10 Yr     (Bps) (d)  Worst (e)      (Bps) (d)
------------------------------------------------------------------------------------------------------------------------------------

AFC Preferreds
    1    11/16/77     American Financial Corporation        7.559%        125.90       NA          NA         7.559%        125.90
    2    Various      American Financial Corporation       10.000%        370.00    10.000%      400.00      10.000%        400.00


Comparables :
      Split Rated Issues:
    1    10/17/96     American Fin Capital Trust I          8.571%        227.08     8.249%      224.90      7.408%         150.84
    2    11/4/96      AAG Capital Trust I                   8.692%        239.24     8.375%      207.49      7.550%         156.00
    3     3/2/97      AAG Capital Trust II                  8.151%        185.10     8.216%      191.60      8.216%         191.60
    4    5/10/95      Southern Union Financing I            8.862%        256.24     8.502%      250.24      6.794%          95.38
    5    11/10/95     Developers Diversified Realty         9.147%        284.74     8.952%      295.22      8.167%         232.70
    6     8/3/94      Loewen Group Capital LP               8.670%        237.04     8.211%      221.13      7.387%         139.71
    7    11/14/96     Conseco Financing Trust               8.588%        228.75     8.260%      226.04      7.417%         157.72
    8    10/22/96     Capita Preferred Trust                8.303%        200.25     7.846%      184.62      7.762%         176.15
    9     3/1/96      Fremont General Financing I           8.568%        226.81     8.293%      229.31      7.482%         164.17
   10    2/22/96      Canadian General Capital, Ltd.        8.805%        250.46     8.605%      260.47      8.011%         217.11
                                                            8.636%        233.57     8.501%      229.10      7.696%         168.14
                                                            8.707%        240.73     8.547%      254.66      7.799%         185.97
                                                            8.629%        232.90     8.293%      229.31      7.520%         160.95
      Investment Grade Issues
    1    1/29/97      Hawaiian Electric Ind Cap Tr I        8.060%        175.99     7.846%      184.59      7.439%         159.87
    2    2/16/96      Avalon Properties                     8.629%        232.85     8.383%      238.34      7.646%         134.58
    3     5/8/96      Duquesne Capital, LP                  8.075%        177.50     7.872%      187.20      7.311%         131.10
    4    1/13/97      Enron Capital Trust II                7.895%        159.50     7.726%      172.55      7.402%         161.97
    5    3/11/97      PWG Capital Trust II                  7.904%        160.35     7.757%      175.70      7.503%         161.26
                                                            8.112%        181.24     8.116%      191.68      7.539%         149.76
                                                            8.112%        181.24     7.917%      191.68      7.460%         149.76
                                                            8.060%        175.99     7.846%      184.59      7.439%         159.87
AFG Debt Securities (g)
    1    2/22/94      American Financial Corporation        8.142%        215.20       NA        NA          6.220%          50.00
    2     8/3/89      American Premier Underwriters         6.154%         43.40       NA        NA          6.154%          31.40
    3    4/11/90      American Premier Underwriters         6.429%         66.90       NA        NA          6.429%          66.90
    4    4/30/91      American Premier Underwriters         7.579%        150.90       NA        NA          7.579%         150.90
    5    1/26/93      American Annuity Group                9.945%        395.54       NA        NA          5.775%          67.00


TREASURY YIELDS AS OF 10/02/97


             TREASURY YIELD CURVE



      FUNDS                        YIELD
      -----                        -----
                                   5.56
U.S.  1 Year Treas                 5.39%
U.S.  2 Year Treas                 5.72%
U.S.  3 Year Treas                 5.78%
U.S.  4 Year Treas                 5.84%
U.S.  5 Year Treas                 5.90%
U.S.  7 Year Treas                 5.99%
U.S. 10 Year Treas                 6.00%
U.S. 30 Year Treas                 6.30%





Notes :
      -------------------------------------------------------------------------

(a)   Preferreds are all callable at par.
(b) For securities without maturities, maturity date is assumed to be the call date in 2027.
(c) Current price equal to strip price ( i.e. price exclusive of accrued dividends). All yields have been calculated using strip prices.
(d) For AFG Debt Securities spreads have been calculated relative to the yields of comparable maturity treasuries.
(e) Yield to Worst figures reflect bond equivalent calculations (semi-annual coupon payments).
(f) Trimmed average is calculated by removing the highest and lowest value from the statistical sample.
(g)   Prices for AAG and APU Securities determined by YTW spreads.


Libra Investments, Inc. has obtained certain of this information from information from company reports and/or other sources that it believes to be reliable, but has not verified this information and does not guarantee its accuracy.




--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 24

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------


        Tender Offer Analysis
                                                                                        Ratings
                                Announce Date                                         --------------   Date of             Spread to
        Company/Target            of Tender                       Description         S&P    Moody's  1st Call  Maturiy    Treasury
-----------------------------------------------------------------------------------------------------------------------------------
 1 The Williams Companies, Inc.      09/08/97               9 3/8% Debentures due 2021    BBB-    Baa2   Non-call  11/15/21   46.00
 2 Fort James Corporation            09/08/97              8.25% Senior Notes due 2002    BBB-    Baa3   Non-call  02/01/02   50.00
 3 Bally Total Fitness Holding Corp. 09/03/97            13% Senior Sub Notes due 2003    B-      Caa    1/15/98   01/15/03   50.00
 4 Carbide/Graphic Group, Inc.       09/02/97              11.5% Senior Notes due 2003    BB      B1     9/l/98    09/01/03   50.00
 5 Forest Oil                        08/29/97         11.25% Senior Sub Notes due 2003    B       B2     9/l/98    09/01/03   65.00
 6 American Financial Corporation    08/28/97                9.75% Debentures due 2004    BBB     Baa3   4/20/99   04/20/04   50.00
 7 SC International Services, Inc.   08/25/97            13% Senior Sub Notes due 2005    B       B2     10/1/00   10/01/05  175.00
 8 Regency Health Services           08/21/97                12.25% Sub Notes due 2003    B-      B3     7/15/00   07/15/03  100.00
 9 Fresh Del Monte Produce N.V.      08/20/97       10% Series B Senior Notes due 2003    B+      B2     5/1/98    05/01/03  136.00
10 Mitchell Energy & Development     08/18/97              9.25% Senior Notes due 2002    BBB-    Ba1    Non-call  01/15/02   30.00
11 Cole National Corp.               08/15/97             11.25% Senior Notes due 2001    BB      Ba2    10/1/98   10/01/01   50.00
12 Regal Cinemas, Inc.               08/14/97    10.625% Senior Secured Notes due 2003    B+      B2     10/1/02   03/01/03   50.00
13 LaRoche Industries                08/12/97                13% Senior Sub Notes 2004    B       B3     8/15/99   08/15/04  100.00
14 ITT Corporation                   08/11/97           7.375% Debentures due 11/15/15    BBB     Baa2   Non-ca11  11/15/15   90.00
15 ITT Corporation                   08/11/97            7.75% Debentures due 11/15/25    BBB     Baa2   11/15/05  11/15/25  130.00
16 Smith's Food & Drug Centers, In   08/08/97  Senior Sub Notes due 2007 ($30 Consent)    B-      B3     5/15/01   05/15/07   37.50
17 Bell & Howell Company             08/08/97 5% Series B Senior Discount Deb due 2005    B       B3     3/1/00    03/0l/05  140.00
18 Valcor, Inc.                      08/06/97             9.625% Senior Notes due 2003    B       B1     11/l/98   11/01/03  137.O0
19 Safeway, Inc.                     08/04/97  Senior Subordinated Debentures due 2007    BBB-    Baa3   Non-call  03/15/07   32.00
20 Summit Communications Grp, Inc.   07/30/97           10.5% Senior Sub Debs due 2005    BB+     Ba3    4/15/99   04/15/05   37.50
21 Ivex Holdings Corp.               07/28/97                   Discount Debs due 2005    B-      Caa    11/3/97   03/15/05  150.00
22 Federal Paper Board               07/23/97                        10% Debs due 2011    A-      Baa1   Non-call  04/l5/11   55.00
23 Service Merchandise Co., Inc.     07/21/97             8 3/8% Senior Notes due 2001    B+      B2     Non-call  01/15/01  165.00
24 Alliance Gaming Corp.             07/03/97            12.875% Senior Notes due 2003    B+      B2     6/30/00   06/30/03  125.00
25 Polymer Group Inc.                07/02/97                      12.25% Senior Notes    B       B1     7/15/98   7/15/02    75.00
26 First USA Capital Trust I         06/30/97                      9.33% Capital Notes    BB-     Ba3    1/15/07   1/15/27    83.20
27 TAG Heuer International SA        06/25/97            12% Senior Sub Notes due 2005    B+      B3     12/15/00  12/15/05  100.00
28 Ocean Energy, Inc.                06/23/97              13.5% Senior Notes due 2004    NR      B1     12/l/99   12/01/04   75.00
29 Cyprus Amax Minerals              06/19/97                    9.875% Notes due 2001    BBB-    Baa2   Non-call  06/13/01   25.00
30 Waban, Inc.                       06/18/97                     11% Senior Sub Notes    NR      B1     5/15/99   05/15/04   50.00
31 Foundation Health Systerms, Inc.  06/16/97            7 3/4% Senior Notes due 2003     NR      NR     Non-call  06/01/03   25.00
32 Four Seasons Hotels, Inc.         06/10/97                             9 1/8% Notes    BB+     Ba2    7/l/98    07/01/00   25.00
33 Tyco International, Ltd.          06/04/97                 9.5% Debentures due 2022    A-      Baa2   Non-call  05/01/22   70.00
34 Integrated Health Services        05/29/97                  10.75% Senior Sub Notes    B       B1     7/15/99   1/15/04   100.70
35 Telex Communications              05/06/97                         12% Senior Notes    B       B2     7/15/99   7/15/04    73.00
36 Boontown, Inc.                    03/28/97      11.5% First Mortgage Notes due 2003    B       B1     11/l/98   11/01/03   65.00
37 Thrifty Payless                   01/22/97                  12.25% Senior Sub Notes    BBB     Baa1   4/15/99   4/15/04    67.30
38 American Premier Underwriters     01/03/97                9.75% Subordinated Notes     BBB-    Ba1    Non-call  8/1/99     67.80
39 American Premier Underwriters     01/03/97              10.625% Subordinated Notes     BBB-    Ba1    4/15/00   4/15/00    66.80
40 American Premier Underwriters     01/03/97              10.875% Subordinated Notes     BBB-    Ba1    Non-call  5/1/11    152.50
41 Alamo Rent-A-Car                  12/23/96                     11.75% Senior Notes     NR      NR     1/31/01   1/31/06   134.40
42 Bally's Park Place                12/19/96                   9.25% First Mtg Notes     NR      Ba3    3/15/99   3/15/04   129.00
43 Dell Computer Corporation         06/26/96                       11 % Senior Notes     BBB-    NA     8/15/98   8/15/00   104.70


Spread Summary
----------------
Average   82.33
Median    70.00
High     175.00
Low       25.00


--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                          PAGE 25

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS




SERIES F PREFERRED STOCK

Current Cash Flows of $1.80 per share
                                     (assumed to mature in 30 years at
                                      liquidation preference)

               Discount Rate                  NPV over 30 yrs
               -------------                  ---------------
                   7.50%                          $  23.54
                   8.00%                          $  22.25
                   8.50%                          $  21.07


--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 26

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
RANGE OF VALUE: SERIES F PREFERRED


        VALUATION METHODOLOGY:             LOW         HIGH                    COMMENTS
--------------------------------------- ----------- --------  -----------------------------------------------------
Recent Trading Prices                    $ 20.00     $ 22.00   Based on Range of Strip Prices for YTD 1997


Comparable Security Analysis             $ 21.20     $ 24.00   Based on Market Yields of 7.50% to 8.50%


Tender Offer Analysis                    $ 22.75     $ 26.00   Based on Spread to 30 year treasury of 50 to 150bp


Discounted Cash Flow                     $ 21.00     $ 23.50   Based on Discount Rates of 7.50% to 8.50%


                      RANGE OF VALUE:    $ 20.00     $ 26.00


--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 27

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
AFG SUMMARY OF RECENT TRANSACTIONS


  DATE                       ENTITY                                            TRANSACTION
---------       --------------------------------------------         -------------------------------------------------------------
9/30/97         American Financial Corp.                             $164MM Tender Offer for 9 3/4% Debentures Due 2004 @ price of 109 or yield equal to 50 basis points above comparable 7%
                                                                     treasury due 1999

5/21/97         American Annuity Group Capital Trust III             $75MM ROPES 7.25% due 2041

3/27/97         American Financial Group                             Repurchase of 1.7MM common shares @ average price of $35.88

3/26/97         American Annuity Group                               $49MM Repurchase of Series B Preferred @ 8.854% yield
                                                                     (intercompany transaction)

3/2/97          American Annuity Group Capital Trust II              $75MM TOPRS 8.875% due 2027

1/3/97          American Premier Underwriters                        $96MM Bond tender (see Section 8)

12/96           American Financial Corp.                             $31.9MM Redemption of 1.6MM Series F Preferred @ $20 per
                                                                     share

12/96           American Financial Corp.                             $16.8MM Series G Preferred issued to ESORP @ $10.50 per
                                                                     share

11/4/96         American Annuity Group Capital Trust I               $75MM TOPRS 9.25% due 2026

10/17/96        American Financial Capital Trust I                   $100MM TOPRS 9.125% due 2026

10/96           American Financial Corp.                             $5MM Purchase of 250,000 Series F Preferred for ESORP @ $20
                                                                     per share

1996            American Financial Corp.                             $138.2MM Repurchase of 93/4% debentures due 2004 @ average price of 107 or yield of 8.38%

1996            American Premier Underwriters                        $64.8MM Repurchase of various Notes @ an average price of
                                                                     110

1996            American Annuity Group                               $78MM Repurchase of various Notes @ an average price of 108


--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 28

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
DAILY YIELD FOR THE 30 YEAR TREASURY: YEAR TO DATE



24
14 Feb
 7 Mar
28
10 Apr
 9 May
30
20 Jun
11 Jul
 1 Aug
22
12 Sep



BGN/NY/CLOSE/MID
----------------

Last 6.295       on 10/02/97
High 7.169       on 04/14/97
Ave  6.752
Low  6.295       on 10/02/97

--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 29

AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
WEEKLY YIELD FOR THE 30 YEAR TREASURY FOR THE PAST THREE YEARS



16 Dec 94
24 Feb 95
 5 May
14 Jul
22 Sep
 1 Dec
 9 Feb 96
19 Apr
28 Jun
 6 Sep
15 Nov
24 Jan 97
 4 Apr
13 Jun
22 Aug

BGN/NY/CLOSE/MID
----------------

Last 6.367       on 09/26/97
High 6.139       on 11/04/94
Ave  6.875
Low  5.948       on 12/29/95



--------------------------------------------------------------------------------
[LIBRA INVESTMENTS, INC. LOGO]                                           PAGE 30
